Exhibit 10.3

HARTE-HANKS, INC.

PERFORMANCE UNIT AWARD

Unless defined in this Performance Unit Award (this “Award Document”), capitalized terms will have the same meanings ascribed to them in the Harte-Hanks, Inc. 2005 Omnibus Incentive Plan (as may be amended, the “Plan”).

Pursuant to Section 11 of the Plan, you have been granted performance units (“Units”) on the following terms and subject to the provisions of the Plan, which is incorporated by reference. In the event of a conflict between the provisions of the Plan and this Award Document, the provisions of the Plan will prevail.

Participant:

Number of Units Granted:

Fair Market Value per Unit:	$ per Common Share

Total Fair Market Value of Award:	$

Grant Date:

Vesting Schedule:	Subject to the terms of Exhibit A attached hereto, all Units subject to this Award Document are vested and non-forfeitable on

By your signature and the signature of the Company’s representative below, you and the Company agree that these Units are granted under and governed by the terms and conditions of the Plan and the terms and conditions set forth in the attached as Exhibit A.

RECIPIENT	HARTE-HANKS, INC.

By:

Title:
Print Name

EXHIBIT A

TERMS AND CONDITIONS OF THE

PERFORMANCE UNIT AWARD

Payment.

No payment is required for the Units that you receive under this Award.

Vesting.

This Award will vest in accordance with the “Vesting Schedule” set forth in the Award Document, provided that you are still employed by the Company on that date. In the event your employment terminates prior to the Vesting Schedule, including but not limited to, a termination by the Company with or without Cause, a voluntary termination by you, or termination by reason of death, Disability or Retirement, all Units shall be forfeited at the time of such termination. Upon vesting, you will receive Common Shares in settlement of the Unit based on the attainment of performance goals as follows:

Withholding Taxes.

No stock certificates will be released to you unless you have made acceptable arrangements to pay any withholding taxes that may be due as a result of your receipt of the Common Shares in settlement of this Award. These arrangements may include withholding of Common Shares that otherwise would be released to you when the Unit vests or surrendering of Common Shares that you already own. The Fair Market Value of the Common Shares that are withheld or that you surrender, determined as of the date when the taxes otherwise would have been withheld in cash, will be applied as a credit against the taxes.

No Guarantee of Continued Service.

YOU ACKNOWLEDGE AND AGREE THAT THE VESTING OF A UNIT PURSUANT TO THE “VESTING SCHEDULE” SET FORTH IN THE AWARD DOCUMENT IS EARNED ONLY BY CONTINUING AS AN EMPLOYEE AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED OR BEING GRANTED THIS AWARD). YOU FURTHER ACKNOWLEDGE AND AGREE THAT THIS AWARD

DOCUMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE “VESTING SCHEDULE” DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED EMPLOYMENT OR ENGAGEMENT AS AN EMPLOYEE FOR THE VESTING PERIOD, FOR ANY PERIOD OR AT ALL AND WILL NOT INTERFERE IN ANY WAY WITH YOUR RIGHT OR THE COMPANY’S RIGHT TO DISMISS YOU FROM EMPLOYMENT, FREE FROM ANY LIABILITY, OR ANY CLAIM UNDER THE PLAN, AT ANY TIME, WITH OR WITHOUT CAUSE.

Entire Agreement; Governing Law.

The Plan and this Award Document constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and you with respect to the subject matter hereof. This Award Document may not be modified in a manner that impairs your rights heretofore granted under the Plan, except with your consent. This Award Document is governed by the internal substantive laws but not the choice of law rules of Delaware.

BY SIGNING THE AWARD DOCUMENT, YOU ACKNOWLEDGE

RECEIPT OF A COPY OF THE PLAN AND REPRESENT THAT YOU

ARE FAMILIAR WITH THE TERMS AND CONDITIONS OF THE

PLAN, AND HEREBY ACCEPT THIS AWARD SUBJECT TO ALL

PROVISIONS IN THIS AWARD DOCUMENT AND IN THE PLAN.

YOU HEREBY AGREE TO ACCEPT AS FINAL, CONCLUSIVE AND

BINDING ALL DECISIONS OR INTERPRETATIONS OF THE

COMMITTEE UPON ANY QUESTIONS ARISING UNDER THE PLAN

OR THIS AWARD DOCUMENT.